EXHIBIT 99.1

AMERICAN EAGLE
OUTFITTERS

Announces Management Hires For Its New Concept

Warrendale, PA, February 2, 2005 - American Eagle Outfitters, Inc. (NASDAQ:AEOS) today announced that Ken Pilot joined the company as President of its new retail concept. Ken will lead the company's development and launch of the new brand. He will report to the Chief Executive Officer, Jim O'Donnell. Ken joins American Eagle Outfitters with extensive experience in the specialty retail industry, and specifically, building and evolving strong lifestyle brands. From 1989 to 2002, Ken held various executive positions at Gap, Inc., including President of the Gap, where he also led international expansion. Since 2003, Ken served as President of Factory Stores and Retail Concept Development at Polo Ralph Lauren.

Chuck Chupein joined the company as Senior Vice President, Chief Operating Officer of the new concept, and will report to Ken Pilot. Chuck will be directly responsible for operating functions, including real estate, merchandise planning and allocation, finance, information technology and logistics. Through key finance and operating positions at Limited Inc., and Gap, Chuck brings a broad range of retail operating experience. Most recently, he served as Director of Operations and Real Estate at Sugartown Worldwide Inc. (Lilly Pulitzer)

James Olsson also joined American Eagle as Vice President, General Merchandise Manager of Men's, and will report to Ken Pilot. James' extensive merchandising experience includes nine years at the Gap (1991-2000), where he was instrumental in the growth and development of Old Navy's Men's division during its first five years of operations. He also served as Divisional Vice President at Coach from 2000-2002, and most recently CEO of Ripcurl, Inc.

American Eagle Outfitters' CEO, Jim O'Donnell, commented, "Together with the recent hiring of Michele and Charles Martin, as well as Roger Markfield's ongoing leadership and vision in the creative and merchandising areas, we have a powerful team to develop and build our next retail concept. I have tremendous confidence in Ken's leadership abilities and extensive experience evolving lifestyle brands. Chuck brings vast retail operating knowledge and management skills across critical functions of our new business. And James' merchandising talent and experience building a new men's business adds strength to our creative team. I look forward to their significant contributions to our new growth concept, which we expect to open in the Fall of 2006."

American Eagle Outfitters (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets, and sells its own brand of relaxed, casual clothing for 15 to 25 year olds, providing high-quality merchandise at affordable prices. AE's collection includes modern basics like jeans, cargo pants, and graphic Ts as well as a stylish assortment of cool accessories, outerwear and footwear. American Eagle Outfitters currently operates 777 AE stores in 49 states, the District of Columbia and Puerto Rico, and 69 AE stores in Canada. AE also operates via its Web business, www.ae.com, which offers additional sizes and styles of favorite AE merchandise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding the launch and growth of our new retail concept. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Such factors include, but are not limited to the risks associated with starting a new retail apparel brand, and those other risks described in the Company's filings with the Securities and Exchange Commission. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

Company Contacts:

Laura Weil
Judy Meehan
724-776-4857